EXHIBIT 31.2

CERTIFICATION OF ACTING PRINCIPAL FINANCIAL OFFICER

I, Mary E. Thomas, certify that:

1.	I have reviewed this annual report on Form 10-KSB of Le@P Technology, Inc.

2.	Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3.	Based on my knowledge, the consolidated financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the of the small business issuer as of, and for, the periods presented in this annual report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15r and 15d-18e) for the small business issuer and have;

d)	designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

e)	evaluated the effectiveness of the small business issuer’s disclosure controls and procedures as the end of period covered by of this annual report based on such evaluation; and

f)	disclosed in this report any change in the small business issuer’s internal control over financial reporting that occurred during the small business issuer’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the small business issuer’s internal control over financial reporting; and

5.	The small business issuer’s other certifying officer and I have disclosed, based on our most recent evaluation, to the small business issuer’s auditors and the audit committee of small business issuer’s board of directors (or persons performing the equivalent functions):

c)	all significant deficiencies in the design or operation of internal controls which could adversely affect the small business issuer’s ability to record, process, summarize and report financial data and have identified for the small business issuer’s auditors any material weaknesses in internal controls; and

d)	any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer’s internal controls.

Date: March 23, 2005

/s/ Mary E. Thomas
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Mary E. Thomas
Acting Principal Financial Officer